UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2016

MoneyGram International, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-31950 (Commission File Number)	16-1690064 (I.R.S. Employer Identification Number)

2828 N. Harwood Street, 15th Floor Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (214) 999-7552

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2016, Michael Rafferty was elected to the Board of Directors (the “Board”) of MoneyGram International, Inc. (the “Company”) and appointed to the Audit Committee of the Board (the “Audit Committee”). Mr. Rafferty will serve as a director and member of the Audit Committee until the election of directors at the Company’s 2016 annual meeting of the stockholders. There is no arrangement or understanding between Mr. Rafferty and any other person pursuant to which he was selected as a director. In addition, there are no transactions in which Mr. Rafferty has an interest that are required to be disclosed under Item 404(a) of Regulation S-K.

Mr. Rafferty will be compensated for his service on the Board and the Audit Committee in the same manner as the Company’s other non-employee directors. Effective January 1, 2016, non-employee directors of the Company receive (i) an annual Board retainer of $100,000; (ii) reimbursement of expenses for each Board or committee meeting attended; and (iii) an annual restricted stock unit award covering shares of common stock with a fair market value equal to $100,000. Mr. Rafferty will receive a prorated retainer payment and prorated equity award for his service as appropriate.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release dated March 9, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYGRAM INTERNATIONAL, INC.

By:	/s/ F. Aaron Henry
Name:	F. Aaron Henry
Title:	Executive Vice President, General Counsel and Secretary

Date: March 9, 2016

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release dated March 9, 2016.